UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 3, 2022
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California Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 World Trade Center
Suite 1500
Long Beach
California	90831
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754
N/A
(Former Name or Former Address, if Changed Since Last Report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
On August 3, 2022, California Resources Corporation (“CRC”) issued a press release (the “Press Release”) announcing its financial condition and results of operations for the three and six months ended June 30, 2022. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K, and is incorporated herein by reference.
Item 7.01.    Regulation FD Disclosure.
In the Press Release, CRC also announced the transaction described in Item 8.01 below. See the above-described press release furnished as Exhibit 99.1 to this report on Form 8-K, which is incorporated herein by reference.
The information furnished in this report (including in Item 2.02) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Statements contained in the exhibit to this report (including in Item 2.02) that state CRC’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act and the Exchange Act. It is important to note that CRC’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect these results include those mentioned in the documents that CRC has filed with the Securities and Exchange Commission (the “SEC”).
CRC undertakes no duty or obligation to publicly update or revise the information contained in this report, although CRC may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure including disclosure in the Investor Relations portion of CRC’s website.
Item 8.01.    Other Events.
On August 3, 2022, CRC, acting through its subsidiaries, entered into a Joint Venture and Investment Agreement, and a series of other agreements, with BGTF Sierra Aggregator LLC (“Brookfield”) to form a joint venture for the development of a carbon management business in California, including to develop projects for the capture, transfer and/or storage of carbon dioxide. The joint venture will initially be conducted through four newly created joint venture entities: (i) Carbon TerraVault JV HoldCo, LLC (“JV HoldCo”), (ii) Carbon TerraVault JV Storage Company, LLC (“Storage Company”), (iii) Carbon TerraVault JV Infrastructure Company, LLC (“Infrastructure Company”) and (iv) Carbon TerraVault JV Storage Company Sub 1, LLC (“Storage Company Sub 1”). Storage Company and Infrastructure Company will be wholly owned by JV HoldCo. Storage Company will build, install, operate and maintain CO2 storage facilities. Infrastructure Company will build, install, operate and maintain CO2 capture equipment and transportation assets, and may provide funding as projects develop. Storage Company Sub 1, a wholly owned subsidiary of Storage Company, holds rights to inject CO2 into CRC’s 26R reservoir in the Elk Hills Field for permanent CO2 storage. Brookfield will acquire a 49% interest in JV HoldCo in exchange for an initial investment of $137 million, payable in three equal installments upon completion of certain milestones. The first installment of $45.7 million was funded on August 3, 2022. Brookfield has committed an initial $500 million to invest in CCS projects that are jointly approved through the joint venture, inclusive of the initial $137 million investment. The joint venture is targeting the injection of 5 million metric tons per annum and 200 million metric tons of total CO2 storage development. Brookfield could additionally invest over $1 billion in the strategic partnership assuming it fully participates in these projects. CRC will provide operational and support services to JV HoldCo.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 3, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Michael L. Preston
Name:	Michael L. Preston
Title:	Executive Vice President, Chief Administrative Officer and General Counsel

DATED: August 3, 2022